                                        Filed pursuant to Rule 424(b)(3)
                                        This pricing supplement relates to
                                        Registration Statement Nos. 33-51149
                                        and 33-52695


              Pricing Supplement No. 1 Dated November 20, 1995
                  (To Prospectus Dated November 15, 1995 and
                Prospectus Supplement Dated November 15, 1995)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
                      MEDIUM-TERM SENIOR NOTES, SERIES C
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                            MEDIUM TERM SENIOR NOTES,
                                        SERIES C

Original Issue Date:                    November 24, 1995

Principal Amount:                       $5,000,000

Interest Rate Basis:                    [ ] Commercial Paper Rate
                                        [ ] Prime Rate
                                        [ ] Federal Funds Rate
                                        [X] LIBOR
                                          [X] Telerate Screen Project 3750
                                          [ ] Reuters Screen LIBO Page
                                        [ ] Treasury Rate
                                          2 Year Treasury Constant Maturities
                                         (H.15) Telerate Screen Page 7055

Index Maturity:                         Quarterly

Spread:                                 3 Month Libor + 50 Basis Points

Initial Interest Rate:                  To Be Determined

Regular Record Dates:                   15 calendar days prior to Interest
                                        Payment Dates


Interest Determination Dates:           Second London Business Day Preceding
                                        the Interest Reset Date

Interest Payment Dates:                 The third Wednesday of March, June,
                                        September and December

Interest Reset Dates:                   The third Wednesday of March, June,
                                        September and December


Specified Currency in which             U.S. Dollars
Denominated:

Stated Maturity:                        November 24, 1998

Issue Price (As a Percentage of         100%
Principal Amount):

Redemption and Early                    The Note cannot be redeemed
Repayment Provision:                    prior to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certificated Note(s)